Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$381,674,639
Realized Gain (Loss) on Swap Contracts	15,719,351
Unrealized Gain (Loss) on Market Value of Commodity Futures	(141,320,130)
Unrealized Gain (Loss) on Fair Value of Swap Contracts	(1,287)
Dividend Income	238,188
Interest Income	73,325
ETF Transaction Fees	32,000
Total Income (Loss)	$256,416,086

Expenses
General Partner Management Fees	$1,309,387
Professional Fees	82,276
Brokerage Commissions	94,878
Directors' Fees and insurance	72,331
NYMEX License Fee	43,646
Total Expenses	$1,602,518
Net Income (Loss)	$254,813,568

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/22	$2,772,216,063
Additions (10,500,000 Shares)	804,337,834
Withdrawals (8,100,000 Shares)	(618,137,376)
Net Income (Loss)	254,813,568

Net Asset Value End of Month	$3,213,230,089
Net Asset Value Per Share (43,523,603 Shares)	$73.83

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596